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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         DANIELSON HOLDING CORPORATION

                -----------------------------------------------

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                         Law of the State of Delaware

                -----------------------------------------------

     The undersigned, President of Danielson Holding Corporation (the

"Corporation"), a corporation existing under the laws of the State of

Delaware, do hereby certify as follows:

     FIRST:   That the Certificate of Incorporation of the Corporation has been amended as follows:

     1.  By striking out the whole of paragraph 4.1 of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new paragraph 4.1,

reading in its entirety, as follows:

         "4.1:  The Corporation is authorized to issue 50,000,000 shares consisting of two classes of shares designated "Preferred Stock" and "Common

Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common

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            Stock authorized to be issued is 40,000,000. The par value of each share is $0.10."

     2.     By striking out the whole of Article SIXTH thereof in its entirety.

     SECOND:  That at a regularly scheduled meeting of the Board of Directors of the Corporation, resolutions were unanimously adopted setting forth such amendment, declaring such amendment to be advisable and calling for the consideration of such amendment by the Corporation's stockholders.

     THIRD:   That thereafter at the annual meeting of stockholders of the

Corporation, such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has signed this certificate this _____th day of _____, 1996.



                                                ________________________________
                                                C. Kirk Rhein, Jr.
                                                President

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